Exhibit 10.1
PURCHASE AGREEMENT
among
KENMARE HOLDINGS LTD.,
TRIDENT V, L.P.,
TRIDENT V PARALLEL FUND, L.P.,
TRIDENT V PROFESSIONALS FUND, L.P.,
DOWLING CAPITAL PARTNERS I, L.P.,
and
CAPITAL CITY PARTNERS LLC

December 20, 2023

PURCHASE AGREEMENT
This Purchase Agreement (this “Agreement”) is dated as of December 20, 2023, by and among Kenmare Holdings Ltd. (“Kenmare”), Trident V, L.P., Trident V Parallel Fund, L.P. and Trident V Professionals Fund, L.P. (individually, each a “Trident Party” and, collectively, “Trident”), Dowling Capital Partners I, L.P. and Capital City Partners LLC (individually, each a “Dowling Party” and, collectively, “Dowling”). Kenmare, Trident and Dowling are collectively referred to herein as the “Shareholders.”
RECITALS
WHEREAS, the Shareholders directly own all of the issued and outstanding common shares, par value $1.00 per share (the “SSHL Common Shares”), of StarStone Specialty Holdings Limited (“SSHL”);
WHEREAS, the Shareholders directly or indirectly own certain common shares, par value $1.00 per share (“Northshore Common Shares”), of Northshore Holdings Limited (“Northshore”);
WHEREAS, Kenmare wishes to purchase from Trident and Dowling all of their SSHL Common Shares pursuant to the terms and subject to the conditions of this Agreement; and
WHEREAS, part of the consideration payable by Kenmare for the purchase of SSHL Common Shares from Trident and Dowling will consist of Northshore Common Shares owned by Kenmare, representing all of the Northshore Common Shares owned by Kenmare or its subsidiaries.
NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
1.1    Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:
“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control,” when used with respect to any specified Person, means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms “controlling” and “controlled” shall have correlative meanings.
“Agreement” has the meaning set forth in the Preamble.
“Applicable Law” means, with respect to any Person, all provisions of Law that apply to such Person and such Person’s activities, assets and property.
“Business Day” means a day that is not a Saturday, a Sunday or any other day on which commercial banking institutions are authorized or required by Law to be closed for regular banking business in New York City or Hamilton, Bermuda.
“Closing” means the closing of the Transaction.
“Closing Date” means the date on which the Closing occurs.
“Confidential Information” means all information of any nature and in any form, including, in writing or orally or in a visual or electronic form or in a magnetic or digital form, relating directly or indirectly to: (i) the provisions of this Agreement; or (ii) the discussions and negotiations in respect of this Agreement or the Transaction; provided, however, that “Confidential Information” excludes any information that at the date of disclosure by or on behalf of a party is publicly known or at any time after that date becomes publicly known, in each case, through no fault of the party to whom such information was disclosed.

“Dowling” has the meaning set forth in the Preamble.
“Dowling Party” has the meaning set forth in the Preamble.
“Enstar” means Enstar Group Limited.
“Fitzwilliam Dowling Amount” means the amount funded on behalf of Dowling pursuant to the Fitzwilliam Dowling Funding Agreement, including applicable interest on such amount, as of September 30, 2023, which is equal to $617,290.08.
“Fitzwilliam Dowling Funding Agreement” means that certain arrangement with Dowling similar to the Fitzwilliam Trident Funding Agreement, except based on Dowling’s previous ownership interest in North Bay Holdings Limited.
“Fitzwilliam Trident Amount” means the “Trident Amount” as such term is defined in the Fitzwilliam Trident Funding Agreement as measured as of September 30, 2023, which is equal to $14,185,829.25.
“Fitzwilliam Trident Funding Agreement” means that certain Agreement, effective as of May 5, 2020, by and among Kenmare and Trident.
“Fundamental Representations” the representations and warranties contained in Sections 3.1(b), 3.2(b) and 3.3(b) (Authorization, Authority and Enforceability) and Sections 3.1(k), 3.2(k) and 3.3(k) (Title to Shares).
“Governmental Authority” means any international, supranational or national government, any state, provincial, local or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission, court, tribunal or arbitrator, or any self-regulatory organization.
“Kenmare” has the meaning set forth in the Preamble.
“Law” means any treaty, code, statute, law (including common law), rule, regulation, convention, ordinance, order, regulatory policy statement or similar guidance, binding directive or decree of any Governmental Authority.
“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, or preemptive right except for any lien, charge, security interest, encumbrance, right of first refusal, or preemptive right pursuant to any Applicable Law.
“Nasdaq” means the Nasdaq Global Select Market (or any successor thereto).
“Northshore” has the meaning set forth in the Recitals.
“Northshore Common Shares” has the meaning set forth in the Recitals.
“Northshore Shareholders’ Agreement” means that certain Third Amended and Restated Shareholders’ Agreement entered into by Northshore, Kenmare, Trident, Dowling and Atrium Nominees Limited as of January 1, 2021.
“Organizational Documents” means certificate or articles of incorporation, bylaws or similar organizational documents.
“Permit” means any consent, franchise, license, approval, authorization, registration, certificate, certification or permit issued or granted by any Governmental Authority.
“Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization, joint venture, limited liability company, limited partnership or other entity.
“Pre-closing Distribution” has the meaning set forth in Section 4.2.

“Quota Share Reinsurance Contracts” means, together, the following agreements (as such agreements have been amended): (a) that certain Quota Share Reinsurance Contract – (A) Retrospective Cover, dated as of June 10, 2014, by and among Fitzwilliam Insurance Limited, acting in respect of its Segregated Account No. 31, StarStone Insurance (Bermuda) Limited (formerly known as “Torus Insurance (Bermuda) Limited”), Enstar and Trident and (b) that certain Quota Share Reinsurance Contract – (B) Prospective Cover, dated as of June 10, 2014, by and among Fitzwilliam Insurance Limited, acting in respect of its Segregated Account No. 31, StarStone Insurance (Bermuda) Limited (formerly known as “Torus Insurance (Bermuda) Limited”), Enstar and Trident.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Shareholders” has the meaning set forth in the Preamble.
“SSHL” has the meaning set forth in the Recitals.
“SSHL Common Shares” has the meaning set forth in the Recitals.
“SSHL Shareholders’ Agreement” means that certain Voting and Shareholders’ Agreement entered into by Kenmare, Trident, Dowling and SSHL as of January 1, 2021.
“Transaction” means, collectively, the transactions contemplated by this Agreement, including the Pre-closing Distribution.
“Transaction Agreements” means, collectively, this Agreement and any other agreements to be entered into pursuant to this Agreement.
“Trident” has the meaning set forth in the Preamble.
“Trident Party” has the meaning set forth in the Preamble.
ARTICLE II
CLOSING TRANSACTIONS
2.1    Purchase. Subject to the terms and conditions set forth herein, at the Closing:
(a)    Each Trident Party and each Dowling Party shall sell and transfer all of their respective SSHL Common Shares, free and clear of all Liens, to Kenmare in exchange for the consideration (consisting of Northshore Common Shares and cash, less an offset for the Fitzwilliam Trident Amount and Fitzwilliam Dowling Amount, as applicable), in the respective amounts set forth opposite each of their names on Schedule I hereto; and
(b)    As part of the consideration for Kenmare’s purchase of SSHL Common Shares from Trident and Dowling, Kenmare shall sell and transfer all of the Northshore Common Shares owned directly or indirectly by Kenmare, free and clear of all Liens, to Trident and Dowling in the respective amounts set forth opposite their names on Schedule I hereto.
2.2    Closing. The Closing shall occur on December 22, 2023, subject to the satisfaction of the conditions set forth in Section 2.4 as of such date, or as promptly thereafter as practicable following the satisfaction of such conditions. The Closing shall occur remotely or at the offices of Hogan Lovells US LLP, 1735 Market Street, Suite 2300, Philadelphia, PA 19103, or such other location as the parties shall mutually agree in writing.
2.3    Deliveries.
(a)    Kenmare Deliveries. On the Closing Date, Kenmare shall deliver or cause to be delivered:

(i)    to Trident, (A) certificates, if any, representing the Northshore Common Shares to be transferred by Kenmare to Trident hereunder, and duly executed stock transfer forms in the name of each Trident Party for the number of Northshore Common Shares set forth opposite its name on Schedule I hereto, and (B) payment in immediately available funds to each Trident Party in the amount set forth opposite its name on Schedule I hereto;
(ii)    to Dowling, (A) certificates, if any, representing the Northshore Common Shares to be transferred by Kenmare to Dowling hereunder, and duly executed stock transfer forms in the name of each Dowling Party for the number of Northshore Common Shares set forth opposite its name on Schedule I hereto, and (B) payment in immediately available funds in the amount set forth opposite its name on Schedule I hereto;
(iii)    to Trident, letters of resignation from each representative of Kenmare serving on the Board of Directors (or similar governing body) of Northshore or any subsidiary of Northshore; and
(iv)    such other documents relating to the Transaction as Trident, Dowling or their respective counsel may reasonably request.
(b)    Trident Party Deliveries. On the Closing Date, each Trident Party, as applicable, shall deliver or cause to be delivered:
(i)    to Kenmare, certificates, if any, representing the SSHL Common Shares to be transferred by such Trident Party to Kenmare hereunder, and duly executed stock transfer forms in the name of Kenmare;
(ii)    to Kenmare, letters of resignation from each representative of Trident serving on the Board of Directors (or similar governing body) of SSHL or any subsidiary of SSHL; and
(iii)    such other documents relating to the Transaction as Kenmare, Dowling or their respective counsel may reasonably request.
(c)    Dowling Party Deliveries. On the Closing Date, each Dowling Party, as applicable, shall deliver or cause to be delivered:
(i)    to Kenmare, certificates, if any, representing the SSHL Common Shares to be transferred by such Dowling Party to Kenmare hereunder, and duly executed stock transfer forms in the name of Kenmare; and
(ii)    such other documents relating to the Transaction as Kenmare, Trident or their respective counsel may reasonably.
2.4    Closing Conditions.
(a)    The obligations of Kenmare hereunder in connection with the Closing are subject to satisfaction or waiver by Kenmare of the following conditions:
(i)    the accuracy in all material respects (or, in the case of the Fundamental Representations, in all respects) on the Closing Date of the representations and warranties of each Trident Party and each Dowling Party contained herein;
(ii)    all obligations, covenants and agreements of each Trident Party and each Dowling Party under this Agreement required to be performed at or prior to the Closing Date shall have been performed in all material respects;
(iii)    receipt of a certificate from, and duly executed by an authorized officer of, each Trident Party and each Dowling Party dated as of the Closing Date that each of the conditions set forth in Sections 2.4(a)(i) and 2.4(a)(ii) (as applicable to each such party) has been satisfied;

(iv)    the delivery by each Trident Party of the items set forth in Sections 2.3(b)(i), (ii) and (iii) and by each Dowling Party of the items set forth in Sections 2.3(c)(i) and (ii); and
(v)    the submission to the applicable regulator of all filings and notices set forth on Exhibit A hereto to effect the Transaction.
(b)    The obligations of each Trident Party hereunder in connection with the Closing are subject to the satisfaction or waiver by Trident of the following conditions:
(i)    the accuracy in all material respects (or, in the case of the Fundamental Representations, in all respects) on the Closing Date of the representations and warranties of Kenmare and each Dowling Party contained herein;
(ii)    all obligations, covenants and agreements of Kenmare and each Dowling Party under this Agreement required to be performed at or prior to the Closing Date shall have been performed in all material respects;
(iii)    receipt of a certificate from, and duly executed by an authorized officer of, Kenmare and each Dowling Party dated as of the Closing Date that each of the conditions set forth in Sections 2.4(b)(i) and 2.4(b)(ii) (as applicable to each such party) has been satisfied;
(iv)    the delivery by Kenmare of the items set forth in Sections 2.3(a)(i), (iii) and (iv) and by each Dowling Party of the items set forth in Section 2.3(c)(ii); and
(v)    the submission to the applicable regulator of all filings and notices set forth on Exhibit A hereto to effect the Transaction.
(c)    The obligations of each Dowling Party hereunder in connection with the Closing are subject to the satisfaction or waiver by Dowling of the following conditions:
(i)    the accuracy in all material respects (or, in the case of the Fundamental Representations, in all respects) on the Closing Date of the representations and warranties of Kenmare and each Trident Party contained herein;
(ii)    all obligations, covenants and agreements of Kenmare and each Trident Party under this Agreement required to be performed at or prior to the Closing Date shall have been performed in all material respects;
(iii)    receipt of a certificate from, and duly executed by an authorized officer of, Kenmare and each Trident Party dated as of the Closing Date that each of the conditions set forth in Sections 2.4(c)(i) and (ii) (as applicable to each such party) has been satisfied; and
(iv)    the delivery by Kenmare of the items set forth in Sections 2.3(a)(ii) and (iv) and by each Trident Party of the items set forth in Section 2.3(b)(iii).
ARTICLE III
REPRESENTATIONS AND WARRANTIES
3.1    Representations and Warranties of Kenmare. Kenmare hereby represents and warrants as of the date hereof and as of the Closing Date to each other party hereto as follows:
(a)    Existence; Good Standing. Kenmare has been duly organized and is validly existing as an exempted company in good standing under the Laws of Bermuda and has all requisite power and authority to own and operate its properties and to conduct its business as conducted as of the date hereof.

(b)    Authorization, Authority and Enforceability. This Agreement and each other Transaction Agreement to which Kenmare is party have been duly authorized, executed and delivered by Kenmare. Kenmare has full right, power and authority to enter into and perform its obligations under this Agreement and such other Transaction Agreements. Assuming the due authorization, execution and delivery of this Agreement and each such other Transaction Agreement by the other parties hereto and thereto, this Agreement and each such other Transaction Agreement constitute legal, valid and binding obligations of Kenmare enforceable against Kenmare in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar Laws relating to or limiting creditors’ rights generally.
(c)    No Conflict. The execution, delivery and performance by Kenmare of this Agreement and the other Transaction Agreements to which Kenmare is a party do not and will not, assuming the accuracy of the representations and warranties of the other parties contained herein, (i) violate any provision of any Law or Permit applicable to Kenmare, (ii) result in a violation or breach of any provision of the Organizational Documents of Kenmare, or (iii) require any consent, approval or notice (other than those previously obtained or given) under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any material contract to which Kenmare is a party, except in the case of clauses (i) and (iii) where any such violation, default, breach, termination, cancellation, failure to receive consent or approval or give notice, or acceleration would not, individually or in the aggregate, reasonably be expected to adversely impact the Transaction.
(d)    Consents. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Kenmare in connection with the execution and delivery of this Agreement and the other Transaction Agreements by Kenmare, or the consummation by Kenmare of the transactions contemplated hereby and thereby, except for the filings and notices set forth on Exhibit A hereto and such other consents, approvals, authorizations, declarations, filings or notices that if not obtained or made would not, individually or in the aggregate, reasonably be expected to adversely impact the Transaction.
(e)    Brokers. There is no broker, finder or other party that is entitled to receive from Kenmare any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.
(f)    Investment Representations. Kenmare understands that the SSHL Common Shares to be acquired by it pursuant to the terms hereof are “restricted securities” and have not been registered under the Securities Act or any other applicable securities Laws. Kenmare also understands that the SSHL Common Shares are being transferred pursuant to exemptions from registration contained in the Securities Act and other applicable securities Laws based in part upon Kenmare’s representations contained in this Agreement and that such SSHL Common Shares must continue to be held by Kenmare unless a subsequent disposition thereof is registered under the Securities Act and any other applicable securities Laws or is exempt from such registration. Kenmare further understands that a legend will be placed on any certificate or certificates evidencing any of such SSHL Common Shares stating that such shares have not been registered under the Securities Act or any other applicable securities Laws and such shares are subject to restrictions on transferability and sale.
(g)    Investment Purpose. Kenmare is acquiring the SSHL Common Shares for its own account solely for the purpose of investment, not as nominee or agent, and not with a view to, or for sale in connection with, any distribution of such shares, and Kenmare has no present intention of selling, granting any participation in, or otherwise distributing the same, in violation of the Securities Act or any other applicable securities Laws. Kenmare has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of any of the SSHL Common Shares.
(h)    Shareholder Status. Kenmare is either (i) an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act or (ii) a “qualified institutional Buyer” as defined in Rule 144A(a) under the Securities Act.
(i)    Economic Risk. Kenmare has sufficient knowledge, sophistication and experience in financial and business matters so as to be able to evaluate the risks and merits of its investment in SSHL. Kenmare’s financial condition is such that it is able to bear the risk of (i) holding the SSHL Common Shares for an indefinite period of time and (ii) loss of its entire investment in the SSHL Common Shares.
(j)    Access to Information. Kenmare acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Northshore and its Affiliates concerning the terms and conditions of the Transaction and the merits and risks of selling its Northshore Common Shares as contemplated by this Agreement; (ii) access to information about Northshore and its subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its decision to sell its Northshore Common Shares as contemplated by this Agreement; and (iii) the opportunity to obtain such additional information that Northshore and its Affiliates possess or can acquire without unreasonable effort or expense that is necessary to make an informed decision to sell its Northshore Common Shares. Kenmare acknowledges that (A) the value of the share transfers to be made under this Agreement represents a negotiated price between sophisticated parties and (B) no representation or warranty as to the current or future fair market value of any of the Northshore Common Shares has been made by Northshore or any of its Affiliates or by any Trident Party.
(k)    Title to Shares. As of the date of this Agreement, a wholly-owned subsidiary of Kenmare is the record owner (legally and beneficially) of the Northshore Common Shares being sold by it under this Agreement, which are held free and clear of all Liens, except as set forth in the Northshore Shareholders’ Agreement or the Organizational Documents of Northshore. Immediately prior to the Closing, Kenmare will be the record owner (legally and beneficially) of the Northshore Common Shares being sold by it under this Agreement, which will be held free and clear of all Liens, except as set forth in the Northshore Shareholders’ Agreement or the Organizational Documents of Northshore. The Northshore Common Shares being sold by Kenmare hereunder represent all of the Northshore Common Shares held by Kenmare and its subsidiaries.
3.2    Representations and Warranties of each Trident Party. Each Trident Party, jointly and severally, hereby represents and warrants as of the date hereof and as of the Closing Date to each other party hereto as follows:
(a)    Existence; Good Standing. Each Trident Party has been duly organized and is validly existing and in good standing under the Laws of the jurisdiction of its organization or formation and has all requisite power and authority to own and operate its properties and to conduct its business as conducted as of the date hereof.
(b)    Authorization, Authority and Enforceability. This Agreement and each other Transaction Agreement to which a Trident Party is party have been duly authorized, executed and delivered by each Trident Party. Each Trident Party has full right, power and authority to enter into and perform its obligations under this Agreement and such other Transaction Agreements. Assuming the due authorization, execution and delivery of this Agreement and such other Transaction Agreements by the other parties hereto and thereto, this Agreement and each such other Transaction Agreement constitute legal, valid and binding obligations of each Trident Party enforceable against each Trident Party in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar Laws relating to or limiting creditors’ rights generally.
(c)    No Conflict. The execution, delivery and performance by each Trident Party of this Agreement and each other applicable Transaction Agreement do not and will not, assuming the accuracy of the representations and warranties of the other parties contained herein, (i) violate any provision of any Law or Permit applicable to any Trident Party, (ii) result in a violation or breach of any provision of the Organizational Documents of any Trident Party, or (iii) require any consent, approval or notice (other than those previously obtained or given) under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any material contract to which any Trident Party is a party, except in the case of clauses (i) and (iii) where any such violation, default, breach, termination, cancellation, failure to receive consent or approval or give notice, or acceleration would not, individually or in the aggregate, reasonably be expected to adversely impact the Transaction.

(d)    Consents. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Authority is required by or with respect to any Trident Party in connection with the execution and delivery of this Agreement or the other Transaction Agreements by any Trident Party, or the consummation by any Trident Party of the transactions contemplated hereby and thereby, except for the filings and notices set forth on Exhibit A hereto and such other consents, approvals, authorizations, declarations, filings or notices that if not obtained or made would not, individually or in the aggregate, reasonably be expected to adversely impact the Transaction.
(e)    Brokers. There is no broker, finder or other party that is entitled to receive from any Trident Party any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.
(f)    Investment Representations. Each Trident Party understands that the applicable Northshore Common Shares to be acquired by such Trident Party pursuant to the terms hereof are “restricted securities” and have not been registered under the Securities Act or any other applicable securities Laws. Each Trident Party also understands that the Northshore Common Shares are being transferred pursuant to exemptions from registration contained in the Securities Act and other applicable securities Laws based in part upon each Trident Party’s representations contained in this Agreement and that the applicable Northshore Common Shares must continue to be held by each Trident Party unless a subsequent disposition thereof is registered under the Securities Act and any other applicable securities Laws or is exempt from such registration. Each Trident Party further understands that a legend will be placed on any certificate or certificates evidencing any of the Northshore Common Shares stating that such shares have not been registered under the Securities Act or any other applicable securities Laws and such shares are subject to restrictions on transferability and sale.
(g)    Investment Purpose. Each Trident Party is acquiring the Northshore Common Shares for its own account solely for the purpose of investment, not as nominee or agent, and not with a view to, or for sale in connection with, any distribution of such shares, and each Trident Party has no present intention of selling, granting any participation in, or otherwise distributing the same, in violation of the Securities Act or any other applicable securities Laws. Each Trident Party has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Northshore Common Shares.
(h)    Economic Risk. Each Trident Party has sufficient knowledge, sophistication and experience in financial and business matters so as to be able to evaluate the risks and merits of its investment in Northshore. Each Trident Party’s financial condition is such that it is able to bear the risk of (i) holding the Northshore Common Shares to be received by it pursuant to the terms hereof for an indefinite period of time and (ii) loss of its entire investment in the applicable Northshore Common Shares.
(i)    Shareholder Status. Each Trident Party is either (i) an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act or (ii) a “qualified institutional Buyer” as defined in Rule 144A(a) under the Securities Act.
(j)    Access to Information. Each Trident Party acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of SSHL and its Affiliates concerning the terms and conditions of the Transaction and the merits and risks of selling its SSHL Common Shares as contemplated by this Agreement; (ii) access to information about SSHL and its subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its decision to sell its SSHL Common Shares as contemplated by this Agreement; and (iii) the opportunity to obtain such additional information that SSHL and its Affiliates possess or can acquire without unreasonable effort or expense that is necessary to make an informed decision to sell its SSHL Common Shares. Each Trident Party acknowledges that (A) the value of the share transfers to be made under this Agreement represents a negotiated price between sophisticated parties and (B) no representation or warranty as to the current or future fair market value of the SSHL Common Shares has been made by SSHL or any of its Affiliates or by Kenmare.
(k)    Title to Shares. Each Trident Party is the record owner (legally and beneficially) of the SSHL Common Shares being sold by it under this Agreement, which are held free and clear of all Liens, except as set forth in the SSHL Shareholders’ Agreement or the Organizational Documents of SSHL. The SSHL Common Shares being sold by Trident hereunder represent all of the SSHL Common Shares held by Trident and its Affiliates.
3.3    Representations and Warranties of each Dowling Party. Each Dowling Party hereby represents and warrants as of the date hereof and as of the Closing Date to each other party hereto as follows:
(a)    Existence; Good Standing. Each Dowling Party has been duly organized and is validly existing and in good standing under the Laws of the jurisdiction of its organization or formation and has all requisite power and authority to own and operate its properties and to conduct its business as conducted as of the date hereof.
(b)    Authorization, Authority and Enforceability. This Agreement and each other Transaction Agreement to which each Dowling Party is a party have been duly authorized, executed and delivered by such Dowling Party. Each Dowling Party has full right, power and authority to enter into and perform its obligations under this Agreement and such other Transaction Agreements. Assuming the due authorization, execution and delivery of this Agreement and such other Transaction Agreements by the other parties hereto and thereto, this Agreement and each such other Transaction Agreement constitute legal, valid and binding obligations of each Dowling Party enforceable against each Dowling Party in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar Laws relating to or limiting creditors’ rights generally.
(c)    No Conflict. The execution, delivery and performance by each Dowling Party of this Agreement and the other applicable Transaction Agreements do not and will not, assuming the accuracy of the representations and warranties of the other parties contained herein, (i) violate any provision of any Law or Permit applicable to each Dowling Party, (ii) result in a violation or breach of any provision of the Organizational Documents of either Dowling Party, or (iii) require any consent, approval or notice (other than those previously obtained or given) under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any material contract to which a Dowling Party is a party, except in the case of clauses (i) and (iii) where any such violation, default, breach, termination, cancellation, failure to receive consent or approval or give notice, or acceleration would not, individually or in the aggregate, reasonably be expected to adversely impact the Transaction.
(d)    Consents. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Authority is required by or with respect to each Dowling Party in connection with the execution and delivery of this Agreement or the other Transaction Agreements by each Dowling Party, or the consummation by each Dowling Party of the transactions contemplated hereby and thereby, except for such consents, approvals, authorizations, declarations, filings or notices that if not obtained or made would not, individually or in the aggregate, reasonably be expected to adversely impact the Transaction.
(e)    Brokers. There is no broker, finder or other party that is entitled to receive from either Dowling Party any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.
(f)    Investment Representations. Each Dowling Party understands that the applicable Northshore Common Shares to be acquired by such Dowling Party pursuant to the terms hereof are “restricted securities” and have not been registered under the Securities Act or any other applicable securities Laws. Each Dowling Party also understands that the Northshore Common Shares are being transferred pursuant to exemptions from registration contained in the Securities Act and other applicable securities Laws based in part upon such Dowling Party’s representations contained in this Agreement and that the applicable Northshore Common Shares must continue to be held by each Dowling Party unless a subsequent disposition thereof is registered under the Securities Act and any other applicable securities Laws or is exempt from such registration. Each Dowling Party further understands that a legend will be placed on any certificate or certificates evidencing any of the Northshore Common Shares stating that such shares have not been registered under the Securities Act or any other applicable securities Laws and such shares are subject to restrictions on transferability and sale.

(g)    Investment Purpose. Each Dowling Party is acquiring the Northshore Common Shares for its own account solely for the purpose of investment, not as nominee or agent, and not with a view to, or for sale in connection with, any distribution of such shares, and each Dowling Party has no present intention of selling, granting any participation in, or otherwise distributing the same, in violation of the Securities Act or any other applicable securities Laws.  Each Dowling Party has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Northshore Common Shares.
(h)    Economic Risk. Each Dowling Party has sufficient knowledge, sophistication and experience in financial and business matters so as to be able to evaluate the risks and merits of its investment in Northshore. Each Dowling Party’s financial condition is such that it is able to bear the risk of (i) holding the Northshore Common Shares to be received by it pursuant to the terms hereof for an indefinite period of time and (ii) loss of its entire investment in the applicable Northshore Common Shares.
(i)    Shareholder Status. Each Dowling Party is either (i) an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act or (ii) a “qualified institutional Buyer” as defined in Rule 144A(a) under the Securities Act.
(j)    Access to Information. Each Dowling Party acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of SSHL and Northshore and their respective Affiliates concerning the terms and conditions of the Transaction and the merits and risks of selling its SSHL Common Shares and acquiring additional Northshore Common Shares; (ii) access to information about SSHL, Northshore and their subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its decision to sell its SSHL Common Shares and to acquire additional Northshore Common Shares; and (iii) the opportunity to obtain such additional information that SSHL, Northshore and their respective Affiliates possess or can acquire without unreasonable effort or expense that is necessary to make an informed decision to sell its SSHL Common Shares and to acquire additional Northshore Common Shares. Each Dowling Party acknowledges that (A) the value of the share transfers to be made under this Agreement represents a negotiated price between sophisticated parties and (B) no representation or warranty as to the current or future fair market value of the SSHL Common Shares and Northshore Common Shares has been made by SSHL, Northshore or any of their respective Affiliates or by Kenmare or any Trident Party.
(k)    Title to Shares. Each Dowling Party is the record owner (legally and beneficially) of the SSHL Common Shares being sold by it under this Agreement, which are held free and clear of all Liens, except as set forth in the SSHL Shareholders Agreement or the Organizational Documents of SSHL. The SSHL Common Shares being sold by Dowling hereunder represent all of the SSHL Common Shares held by Dowling and its Affiliates.
ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES
4.1    Confidentiality.
(a)    Each party hereto (including their respective managers, directors, officers, employees, agents and other representatives) agrees to retain in confidence all Confidential Information, and will not disclose to any third party, or permit the disclosure to any third party of, any Confidential Information. No party hereto shall disclose any Confidential Information to any of their respective managers, directors, officers, employees, agents or other representatives except as necessary for purposes of consummating the Transaction or as required by Applicable Law. Notwithstanding the foregoing, the parties may make public disclosures of Confidential Information (1) with the prior written consent of the other parties or (2) as required by Applicable Law or the rules and regulations of the SEC or Nasdaq; provided that any party under such requirement shall, to the extent reasonably practicable and not prohibited by such Applicable Law, judicial process, rules and regulations of any stock or securities exchange, or Governmental Authority, provide the other parties hereto with prompt written notice of such disclosure in order to give such other parties an opportunity to comment on any proposed disclosure (which comment shall be considered by the applicable party in good faith). Further, Kenmare or its Affiliates shall be permitted to disclose the foregoing information to its finance providers and rating agencies for bona fide purposes subject to such finance providers and rating agencies being subject to customary confidentiality obligations, and Trident and Dowling shall be permitted to disclose Confidential Information to any of their respective direct or indirect equityholders, limited partners, investors and lenders, whether existing or potential, provided that such equityholders, limited partners, investors and lenders are advised of the confidential nature of such information and are subject to customary obligations of confidentiality.
(b)    Each party hereto shall consult with each other prior to issuing any press releases or other public disclosure with respect to the Transaction, and no party hereto shall issue any such press release or other public disclosure without the prior written consent of Kenmare and Trident, which consent shall not unreasonably be withheld, except if such disclosure is required by Applicable Law, in which case the disclosing party shall promptly provide each other party with prior notice of such public statement or communication and promptly consider in good faith any comments made by such other parties on such public statement or communication.
4.2    Pre-closing Distribution. Prior to the Closing, Kenmare shall cause its wholly-owned subsidiary holding the Northshore Common Shares to be sold by Kenmare hereunder to be distributed by such subsidiary to Kenmare (the “Pre-closing Distribution”).
4.3    Shareholders’ Agreements.
(a)    Kenmare, Trident and Dowling hereby waive any and all provisions of the SSHL Shareholders’ Agreement and the Northshore Shareholders’ Agreement applicable to the Transaction, including any provision requiring the affirmative consent of such party with respect to any element of the Transaction.
(b)    Kenmare, Trident and Dowling hereby waive any and all provisions of the memorandum of association and bye-laws of SSHL and Northshore requiring the affirmative consent of such party with respect to any element of the Transaction.
(c)    For the avoidance of doubt, effective as of the Closing:
(i)    Kenmare agrees that all of its rights under the Northshore Shareholders’ Agreement and the memorandum of association and bye-laws of Northshore are hereby terminated and shall have no further force and effect, and hereby consents to any amendment of the Northshore Shareholder’s Agreement that eliminates any such rights thereunder; and
(ii)    Each of Trident and Dowling agrees that all of its rights under the SSHL Shareholders’ Agreement and the memorandum of association and bye-laws of SSHL are hereby terminated and shall have no further force and effect, and hereby consents to any amendment of the SSHL Shareholders’ Agreement that eliminates any such rights thereunder.
4.4    Fitzwilliam Funding Amounts. Effective as of the Closing, the Fitzwilliam Trident Funding Agreement and the Fitzwilliam Dowling Funding Agreement shall be deemed satisfied in full and neither Trident, Dowling nor Kenmare shall have any remaining obligations thereunder.
4.5    Efforts to Consummate.
(a)    Each party hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, to do, or cause to be done, all things necessary, proper or advisable under Applicable Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and make effective the transactions contemplated by this Agreement as promptly as possible (including, without limitation, the satisfaction of applicable conditions set forth in Section 2.4).
(b)    Without limiting the foregoing, each party hereto shall, as promptly as possible, use reasonable best efforts to obtain, or cause to be made or obtained, all filings, approvals, consents and authorizations from or with Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement or the performance of its obligations under this Agreement and the other Transaction Agreements (including, without limitation, those set forth on Exhibit A hereto, as applicable). Each party hereto shall reasonably cooperate with each other party and its Affiliates in connection with such party seeking to make or obtain such filings, approvals, consents and authorizations and shall not willfully take any action that would reasonably be expected to have the effect of delaying, impairing or impeding the making or receipt of any required filings, approvals, consents and authorizations.
(c)    All material analyses, appearances, meetings, discussions, presentations, memoranda, proposals or filings made by or on behalf of any party hereto before any Governmental Authority in connection with its execution and delivery of this Agreement or the performance of its obligations under this Agreement and the other Transaction Agreements shall be disclosed to Kenmare and Trident in advance of any filing, submission or attendance, it being the intent of the parties hereto that Kenmare and Trident will consult and cooperate with each other, and consider in good faith the views of one another, in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, proposals or filings.
4.6    Fees and Expenses. Whether or not the Closing occurs, each party will pay its own fees, costs and expenses of its advisers, counsel, accountants and other experts, if any, and all other costs and expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Agreements and the Transaction. For the avoidance of doubt, each party will pay its own fees, costs and expenses as they relate to any necessary regulatory approvals or other regulatory filings.
4.7    Fitzwilliam Guarantee. Effective as of the Closing, (a) Trident hereby assigns, and Kenmare hereby assumes, all of Trident’s obligations in respect of the guarantee set forth in Article 8 of each Quota Share Reinsurance Contract, and (b) Kenmare shall indemnify Trident for any liabilities incurred by Trident after the Closing in respect of such guarantees.
4.8    D&O Indemnification. Kenmare shall cause SSHL and its subsidiaries, and Trident shall cause Northshore and its subsidiaries, (a) to maintain in full for a period of not less than six (6) years from the Closing Date provisions in their respective Organizational Documents concerning the indemnification and exculpation (including provisions relating to expense advancement) of such company’s and its subsidiaries’ former and current officers, directors and employees that are no less favorable to those Persons than the provisions of the Organizational Documents of the company or such subsidiary, as applicable, in each case, as of the date of this Agreement, and to indemnify and hold harmless such Persons in accordance therewith and (b) not to amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Applicable Law.
ARTICLE V
TERMINATION
5.1    Optional Termination. Notwithstanding anything herein to the contrary, this Agreement may be terminated:
(a)    at any time at or prior to the Closing by Kenmare upon a breach in any material respect by Trident or Dowling of any representation, warranty or covenant of Trident or Dowling set forth in this Agreement, provided that such breach is not subsequently waived by Kenmare or, if such breach is capable of being cured, such breach is not cured within ten (10) Business Days after Trident or Dowling (as applicable) receives written notice from Kenmare of such breach;
(b)    at any time at or prior to Closing by Trident upon a breach in any material respect by Kenmare of any representation, warranty or covenant of Kenmare set forth in this Agreement, provided that such breach is not subsequently waived by Trident or, if such breach is capable of being cured, such breach is not cured within ten (10) Business Days after Kenmare receives written notice from Trident of such breach; or
(c)    by Kenmare or Trident in writing, if the Closing has not occurred on or prior to December 31, 2023, unless the failure of the Closing to occur is the result of a material breach of this Agreement by the party seeking to terminate this Agreement.

5.2    Automatic Termination. Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing if a Law shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction, that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by this Agreement or makes the Transaction illegal.
5.3    Effect of Termination. In the event of the termination of this Agreement as provided in this Article V (i) this Agreement shall forthwith become null and void, except with respect to this Section 5.3 and Article VI, which shall continue to survive, and (ii) there shall be no liability on the part of any party; provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.
ARTICLE VI
MISCELLANEOUS
6.1    Entire Agreement. This Agreement and the documents referred to herein, together with the exhibits and schedules hereto and thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and such documents, exhibits and schedules.
6.2    No Other Representations. Except for the representations and warranties expressly contained in this Agreement, none of the parties hereto has made or makes any other express or implied representation or warranty with respect to the subject matter hereof. Each party acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the Transaction contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the other parties hereto set forth in this Agreement; and (b) none of other parties hereto has made any representation or warranty, except as expressly set forth in this Agreement.
6.3    Notices. All notices and other communications provided for hereunder shall be made in writing by hand-delivery, e-mail, or air courier guaranteeing overnight delivery:
if to Kenmare to:

c/o Enstar Group Limited
4th Floor, A.S. Cooper Building
26 Reid Street
Hamilton HM11, Bermuda
Attention: Orla Gregory
Email:

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP
1735 Market Street, Suite 2300
Philadelphia, PA 19103
Attention: Robert C. Juelke
Email:

if to Trident to:

c/o Stone Point Capital LLC
20 Horseneck Lane
Greenwich, CT 06830
Attention: Stephen Levey
Email:

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attention: Steven A. Seidman and Sean M. Ewen
Email:

if to Dowling to:

190 Farmington Avenue
Farmington, Connecticut 06032
Attention: Vincent Dowling, Sr. and Caroline Klotz
Email:
6.4    Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of a waiver, by the party against whom enforcement of any such waiver is sought or, in the case of a modification, supplement or amendment, by each party hereto, provided, however, that the signature of Dowling on such written modification, supplement or amendment shall not be required unless such modification, supplement or amendment would adversely affect Dowling in a manner disproportionate to the manner in which Trident would be adversely affected by such amendment. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.
6.5    Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. All references in this Agreement to Sections, Schedules or Exhibits, unless otherwise expressed or indicated, are to the Sections, Schedules or Exhibits of or to this Agreement.
6.6    Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder is binding upon and inures to the benefit of any parties other than the parties hereto and their respective successors and permitted assigns, and there are no third party beneficiaries of this Agreement. No party will assign this Agreement (or any portion hereof, or any rights or obligations hereunder) without the prior written consent of the other parties hereto.
6.7    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal Laws of the State of Delaware, without regard to the principles of conflicts of law thereof that would require the application of the Laws of any other jurisdiction. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court or that such suit, action or proceeding is an improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Applicable Law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

6.8    Survival; Several Liability. The representations, warranties, covenants and other agreements contained herein shall survive the Closing for one year, except (i) with respect to those covenants that by their nature are intended to be performed after the Closing, which shall survive for sixty (60) days following the period provided in such covenant, if any, or until fully performed in accordance with its terms and (ii) with respect to the Fundamental Representations, which shall survive the Closing for six years. Each party shall be responsible only for its own representations, warranties, covenants and agreements hereunder; provided, however, that the representations, warranties, covenants and agreements of (a) any Trident Party shall be the responsibility of each Trident Party and (b) either Dowling Party shall be the responsibility of each Dowling Party.
6.9    Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or email transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email signature page were an original thereof.
6.10    Specific Performance. The parties agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist, and damages would be difficult to determine, and that the parties shall be entitled to seek specific performance of the terms hereof, without requiring proof of damages or posting of a bond. The rights and remedies of the parties shall be cumulative (and not alternative).
6.11    Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.
6.12    Further Assurances. Each party shall execute and deliver such additional instruments, documents and other writings as may be reasonably requested by any other party, before or after the Closing, in order to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and no party shall take any action that would, or would reasonably be expected to, frustrate the intent and purposes of this Agreement.
6.13    Mutual Release. Effective upon the Closing:
(a)    in consideration for Kenmare’s promises undertaken herein, and after consultation with counsel, each of Trident and Dowling, on behalf of itself and its respective officers, directors, employees, assigns, Affiliates, subsidiaries, and successors (collectively, the “Trident/Dowling Parties”), hereby generally and fully releases, acquits, and discharges Kenmare and its assigns, officers, directors, employees, Affiliates, subsidiaries and successors (collectively, the “Kenmare Parties”) from and against any and all claims, rights, interests, contracts, demands, damages, debts, judgments, injunctions, settlements, executions, attachments, liens, obligations, costs, expenses, fees, penalties, accounts, causes of action or actions, controversies, breaches of duty, losses, or liabilities, liquidated or unliquidated, whether now known or unknown, suspected or unsuspected, which the Trident/Dowling Parties or any of them now have, own or hold, or which the Trident/Dowling Parties or any of them ever had, owned, or held in the past, arising out of any fact, cause, or thing whatsoever existing as of or prior to the Closing with respect to SSHL, including any agreements or instruments relating to their respective ownership of the SSHL Common Shares other than this Agreement; and
(b)    in consideration for each of Trident’s and Dowling’s promises undertaken herein, and after consultation with counsel, Kenmare, on behalf of itself and the other Kenmare Parties, hereby generally and fully releases, acquits, and discharges each of the Trident/Dowling Parties from and against any and all claims, rights, interests, contracts, demands, damages, debts, judgments, injunctions, settlements, executions, attachments, liens, obligations, costs, expenses, fees, penalties, accounts, causes of action or actions, controversies, breaches of duty, losses, or liabilities, liquidated or unliquidated, whether now known or unknown, suspected or unsuspected, which the Kenmare Parties or any of them now have, own or hold, or which the Kenmare Parties or any of them ever had, owned, or held in the past, arising out of any fact, cause, or thing whatsoever existing as of or prior to the Closing with respect to (i) Northshore, including any agreements or instruments relating to its ownership of the Northshore Common Shares other than this Agreement and (ii) the Fitzwilliam Trident Funding Agreement and the Fitzwilliam Dowling Funding Agreement.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.
KENMARE HOLDINGS LTD.

By: /s/ Elizabeth DaSilva
Name: Elizabeth DaSilva
Title: Authorized Signatory

[Signature page to Purchase Agreement]

TRIDENT V, L.P.

By: Stone Point Capital LLC, its manager

By: /s/ Stephen Levey
Name:     Stephen Levey
Title:     Managing Director and Counsel

TRIDENT V PARALLEL FUND, L.P.

By: Stone Point Capital LLC, its manager

By: /s/ Stephen Levey
Name:    Stephen Levey
Title:     Managing Director and Counsel

TRIDENT V PROFESSIONALS FUND, L.P.

By: Stone Point Capital LLC, its manager

By: /s/ Stephen Levey
Name:     Stephen Levey
Title:     Managing Director and Counsel

[Signature page to Purchase Agreement]

DOWLING CAPITAL PARTNERS I, L.P.

By: Dowling Capital I, LLC, its general partner

By: Dowling Capital SLP I, LLC, its sole member

By:/s/ Vincent J. Dowling, Jr.
Name: Vincent J. Dowling, Jr.
Title: Managing Director

CAPITAL CITY PARTNERS LLC

By: /s/ Vincent J. Dowling, Jr.
Name: Vincent J. Dowling, Jr.
Title: Managing Member

[Signature page to Purchase Agreement]

Consent to Assignment
    Reference is hereby made to that certain Purchase Agreement dated as of December 20, 2023 by and among Kenmare Holdings Ltd. (“Kenmare”), Trident V, L.P., Trident V Parallel Fund, L.P. and Trident V Professionals Fund, L.P. (collectively, “Trident”), Dowling Capital Partners I, L.P. and Capital City Partners LLC (the “Purchase Agreement”).
By signing below, Enstar Group Limited (“Enstar”), StarStone Insurance (Bermuda) Limited, formerly known as “Torus Insurance (Bermuda) Limited” (“SIBL”), and Fitzwilliam Insurance Limited, acting in respect of its Segregated Account No. 31 (“Fitzwilliam Cell 31”), hereby consents to the assignment by Trident and the assumption by Kenmare pursuant to Section 4.7 of the Purchase Agreement of all of Trident’s obligations in respect of the guarantee set forth in Article 8 of each of the following agreements (as such agreements have been amended): (a) that certain Quota Share Reinsurance Contract – (A) Retrospective Cover, dated as of June 10, 2014, by and among Fitzwilliam Cell 31, SIBL, Enstar and Trident and (b) that certain Quota Share Reinsurance Contract – (B) Prospective Cover, dated as of June 10, 2014, by and among Fitzwilliam Cell 31, SIBL, Enstar and Trident.
Signed for and on behalf of each of the parties list below as of the 20th day of December, 2023.
ENSTAR GROUP LIMITED

By: /s/ Elizabeth DaSilva
Name: Elizabeth DaSilva
Title: Authorized Signatory

STARSTONE INSURANCE (BERMUDA) LIMITED

By: /s/ Daniel Lovett
Name: Daniel Lovett
Title: Authorised Signatory

FITZWILLIAM INSURANCE LIMITED, ACTING IN RESPECT OF ITS SEGREGATED ACCOUNT NO. 31

By:/s/ Duncan Scott
Name: Duncan Scott
Title: Authorized Signatory

EXHIBIT A
Notices to Applicable Regulators

SCHEDULE I

Party	SSHL Common Shares to be transferred to Kenmare	Northshore Common Shares to be received from Kenmare	Gross U.S. Dollars payable by Kenmare*	Fitzwilliam Funding Amount Offset	Net U.S. Dollars payable by Kenmare
Trident V, L.P.	149,129.69	20,833.54	$73,643,672.80	$8,128,533.54	$65,515,139.26
Trident V Parallel Fund, L.P.	104,586.64	14,610.84	$51,647,289.65	$5,700,648.95	$45,946,640.70
Trident V Professionals Fund, L.P.	6,543.20	914.09	$3,231,182.74	$356,646.76	$2,874,535.98
Dowling Capital Partners I, L.P.	9,891.10	1,381.79	$4,884,452.80	$540,312.57	$4,344,140.23
Capital City Partners LLC	1,409.17	196.86	$695,880.57	$76,977.51	$618,903.06
*Kenmare shall be entitled to reduce the amounts shown to reflect an offset for the Fitzwilliam Trident Amount and the Fitzwilliam Dowling Amount.